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                                                                      EXHIBIT 99

                                 REVOCABLE PROXY

The undersigned holder of common stock acknowledges receipt of the Notice of Annual Meeting of Shareholders of First Counties Bank, a California banking corporation ("First Counties"), and the accompanying proxy statement/prospectus dated ________, 2000, and revoking any proxy heretofore given, hereby constitutes and appoints ___________ and _____________, and each of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of First Counties standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of the Shareholders of First Counties to be held at Clearlake, California, on____________, 2000 at _____ local time or at any adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and more fully described in the proxy statement/prospectus.



                                                                     SEE REVERSE
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1. PROPOSAL ONE: THE MERGER. To approve the Agreement and Plan of Reorganization and Merger dated March 14, 2000 among Westamerica Bancorporation, Westamerica's wholly owned subsidiary Westamerica Bank and First Counties.

                         FOR     AGAINST    ABSTAIN

                         / /       / /        / /


2. PROPOSAL TWO: ELECTION OF DIRECTORS.
   1. To elect as directors the nominees set forth below:

               FOR all nominees listed    WITHHOLD AUTHORITY
               (except as marked to the     to vote for all
                    contrary below).      nominees listed below

                          / /                     / /

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Salah Darwish     Russel D. Jeter      R. Alyn Johnson        James E. Jonas
Jerry D. Maltby   Calvin D. McCarley     David G. Perry      Dennis P. Pluth


3. OTHER BUSINESS: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

                         FOR     AGAINST    ABSTAIN

                         / /       / /        / /


   THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ABOVE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO FIRST COUNTIES, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MERGER AGREEMENT AND "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE. IF OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXYHOLDERS.

   To assure a quorum, you are urged to date and sign this Proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

I/We do_____ or do not _____ expect to attend this meeting.

SHAREHOLDER(S)

(Signature)___________________________ (Signature)______________________________
(No. of Common Shares) _____________ Date_______________, 2000

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.